Exhibit 99.1
Investor Update
January 17, 2017
This investor update provides Spirit's fourth quarter 2016, full year 2016, and full year 2017 guidance. All data is based on preliminary estimates.

		4Q16E
Capacity - Available Seat Miles (ASMs)
Year-over-Year % Change	15.4%

Adjusted Total Revenue per ASM (TRASM) (cents)	Decrease of Approx. 3.6%

Adjusted Operating Expense Ex-Fuel per ASM (CASM)
Adjusted CASM ex-fuel (cents)(1)	5.45	-	5.50

Average Stage Length (miles)	981

Fuel Expense ($)
Fuel gallons (millions)	76.9
Economic fuel cost per gallon(2)	$1.64

Selected Operating Expenses ($Millions)
Aircraft rent		$50.2
Depreciation and amortization		$27.7

Interest Expense, net of Capitalized Interest ($Millions)
Interest expense		$12.1
Capitalized interest		$(3.5)
Interest expense, net of capitalized interest		$8.6

Effective Tax Rate		38%

Wtd. Average Diluted Share Count (Millions)		69.6

Full Year 2016 Guidance
Full Year 2016E

Effective Tax Rate	37%

Wtd. Average Diluted Share Count (Millions)	70.5

Capital Expenditures
Aircraft capital expenditures(3)	$587
Other capital expenditures	70
Gross capital expenditures(3)	$657

Anticipated proceeds from issuance of long-term debt	$417

Other Working Capital Requirements
Payments for heavy maintenance events(4)	$35
Pre-delivery deposits for flight equipment, net of refunds	$174
Pre-paid maintenance deposits, net of reimbursements	$46
Selected 2017 Guidance

	Full Year 2017E
Capacity - Available Seat Miles (ASMs)
Year-over-Year % Change	18.5%

Selected Operating Expenses ($Millions)
Aircraft rent	$210	-	$225
Depreciation and amortization	$145	-	$165

Interest Expense, net of Capitalized Interest ($Millions)
Interest expense	$60
Capitalized interest	(15)
Interest expense, net of capitalized interest	$45

Footnotes

(1)	Excludes all components of fuel expense, loss on disposal of assets, and special items.
(2)	Includes fuel taxes and into-plane fuel cost.
(3)
Includes amounts related to 11 aircraft delivered or scheduled to be delivered in 2016, including $141 million that was funded as pre-delivery deposits in prior years, and the purchase of 7 A319 aircraft formerly leased by the Company.

(4)	Payments for heavy maintenance events are recorded as Long-term deposits and other assets within "Changes in operating assets and liabilities," on the Company's cash flow statement.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the Company's intentions and expectations regarding the delivery schedule of aircraft on order, guidance and estimates for the fourth quarter 2016, full year 2016, and full year 2017, including expectations regarding the delivery schedule of aircraft on order, announced new service routes, revenues, cost of operations, operating margin, capacity, CASM, CASM ex-fuel, fuel expense, economic fuel cost, expected unrealized mark-to-market gains or losses, capital expenditures and other working capital requirements, aircraft rent, depreciation and amortization, fuel hedges and tax rates. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those identified below. Furthermore, such forward-looking statements speak only as of the date of this report. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Additional risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. You should carefully consider the risks described below and the other information in this report. If any of the following risks materialize, our business could be materially harmed, and our financial condition and results of operations could be materially and adversely affected. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.